This SUPPLY AGREEMENT (this "AGREEMENT") is made as of this 15th day of December, 2000 (the "EFFECTIVE DATE"), by and among, Tag-It Pacific, Inc., a Delaware Corporation with its corporate office at 3820 South Hill Street, Los Angeles, CA 90037 ("TAG-IT") on the one hand, Hubert Guez, Paul Guez and Azteca
 Production International, Inc., AZT International SA D RL, Commerce Investment Group, LLC (collectively, the "GUEZ GROUP") and all present and future apparel affiliates of those entities (all present and future apparel companies which are directly or indirectly majority owned or controlled by Hubert Guez, including, without limitation, those listed here, are collectively the "COVERED COMPANIES").

                                    RECITALS

     A. Tag-It is a single-source provider of brand identity and trim programs to manufacturers of apparel and licensed consumer products.

     B. The Covered Companies are, among other things, manufacturers of apparel products.

     C. Tag-It and the Guez Group desire to enter into this Agreement, which will expressly bind each of the Covered Companies whereby Tag-It will be a supplier of trim products for certain customers of the Covered Companies under the terms and conditions set forth in this Agreement.

     NOW THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   PRODUCTS, ORDERS AND PRICING.

     1.1 SUPPLY. Tag-It shall manufacture and/or procure, and shall be the supplier of the trim products (the "PRODUCTS"), as described in
          SCHEDULE 1.1 attached hereto, to the following customers of Covered Companies during the Term of this Agreement: *** and other customers as mutually agreed (collectively, the "Customers"). Guez and Azteca shall cause each of the Covered Companies to purchase trim services (including trim procurement and inventory management services) from Tag-It. Tag-It may perform its obligations hereunder directly, through owned and/or controlled subsidiaries and through independent contractors.

     1.2 PRICING. The purchase price that the Covered Companies will pay Tag-It for each of the Products is also listed in SCHEDULE 1.1, ***. Tag-It and the Covered Companies will conduct a pricing review once annually at such time as may be reasonably requested by the Covered Companies.

----------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

     1.3 MINIMUM OBLIGATION. The Guez Group shall cause the Covered Companies to purchase during each successive Contract Year a minimum annual aggregate total of Ten Million Dollars ($10,000,000) of Products from Tag-It (the "MINIMUM Obligation"). Each member of the Guez Group represents and warrants to Tag-It that the Minimum Obligation is an amount which is at least equal to the aggregate trim purchases by the Customers for the 12 month period ended November 30, 2000. For purposes of this Agreement, the first "CONTRACT YEAR" shall commence on the Effective Date and end on March 31, 2001 and successive Contract Year's shall mean and refer to each period of twelve (12) successive calendar months during the Term commencing on April l and ending March 31.

     1.4 DELIVERY SCHEDULES. The Covered Companies shall provide Tag-It with reasonable lead time for all orders for purchase and Tag-It shall timely fulfill all orders for purchases received from the Covered Companies and shall deliver the Products to wherever so instructed by the Covered Companies according to a reasonable delivery schedule. The parties hereto shall in good faith negotiate delivery schedules.

     1.5 RISK OF LOSS. Tag-It shall bear the risk of loss of, or damage to, the Products, until delivery in accordance with instructions from the Covered Companies, including common carriers.

     1.6 PURCHASE OF COVERED COMPANIES' CURRENT INVENTORY. Tag-It shall purchase $4,000,000 of the on-hand trim inventory of the Covered Companies less any inventory which the parties mutually agree is obsolete and in the event the parties cannot agree as to the quantity of obsolete inventory such determination shall be made by an arbitrator pursuant to the terms of Section 9.7 ("PURCHASED INVENTORY"). SCHEDULE 1.6, attached hereto, sets forth a listing of the Purchased Inventory. The Purchased Inventory shall be delivered to Tag-It, F.O.B. Puebla, Mexico together with a schedule of the Covered Companies' cost. The purchase price for the Inventory shall be the Covered Companies' cost and shall be paid in common stock of Tag-It based upon the closing market price of such common stock on December l3, 2000 ($4.00 per share) (the "Shares"). The Shares issued shall be "restricted stock" under federal securities law and the member of the Guez Group which is the holder of the Shares shall be referred to herein as the "Holder".

     1.7 HOLD PERIOD. The Shares will be "restricted" stock and shall be subject to other sale restrictions described in that certain Right of First Refusal and Sale Agreement between the parties executed concurrently with this Agreement.

2.   PAYMENT FOR THE PRODUCTS.

     2.1 INVOICES. Tag-It shall invoice the Covered Companies upon shipment, and payments by the Covered Companies shall be made directly to Tag-It net *** (***) days.

----------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

3.   PRODUCT QUALITY.

     3.1 QUALITY SPECIFICATIONS. The quality of the Products, including, among other things, the technical specifications in manufacturing the products, shall meet the reasonable specifications and standards of both parties, and shall be in accordance with the industry's generally-accepted specifications and quality standards.

     3.2 INSPECTION OF THE PRODUCTS. The Covered Companies and their representatives may, from time to time, upon reasonable notice and during regular business hours, inspect the manufacture of Products and conduct related quality control. In connection therewith, Tag-It shall provide reasonable assistance and access to Tag-It's facilities, personnel and materials. Tag-It shall comply with the Covered Companies' reasonable quality and inspection procedures during production and after shipment.

     3.3 PRODUCT QUALITY, PERFORMANCE AND PRICING DISPUTE RESOLUTION. If any dispute should arise concerning the performance by Tag-It of its obligations under Sections 1.2, 1.4, 1.5, and 3.1 and is not resolved within 60 days following receipt by Tag-It of a written notice given by the Covered Parties, such dispute shall be submitted to arbitration pursuant to the provisions of Section 9.7 below. Further, if the dispute is resolved, either as a result of agreement or the entry of a final order by a court of competent jurisdiction or any arbitrator empowered by the parties to finally resolve such dispute, in favor of the Covered Companies, then Tag-It shall have an additional 30-day period following such resolution in order to cure any failure to perform its obligations under Sections 1.2, 1.4, 1.5, and 3.1 and following such cure shall be fully reinstated of all rights hereunder without prejudice.

4.   TERM AND TERMINATION.

     4.1 TERM. The term of this Agreement shall continue from the Effective Date for a period of three (3) years ("TERM").

     4.2 RENEWAL TERM. This Agreement will automatically renew for consecutive three (3) year terms under the same terms and conditions set forth herein ("RENEWAL TERM") unless terminated by either party upon delivering written notice to the other party at least two hundred and seventy (270) days prior to the end of the then existing term.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that:

          5.1.1 it has the right and authority to enter into this Agreement and to perform all of its respective obligations and undertakings herein;

          5.1.2 this Agreement is its valid and binding obligation, enforceable in accordance with its terms and has been duly and validly authorized by all necessary corporate or other action;

          5.1.3 the rights and privileges granted or to be granted hereunder are and will at all times be free and clear of any liens, claims, charges or encumbrances;

          5.1.4 it has not done or omitted to do, nor will do or omit to do, any act or thing that would or might impair, encumber, or diminish the other party's full enjoyment of the rights and privileges granted and to be granted under this Agreement; and

          5.1.5 it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property and to carry on its business as now being conducted.

     5.2  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUEZ GROUP.

          5.2.1 AS TO BINDING SUCCESSORS. Additionally, each member of the Guez Group represents, warrants and agrees that each shall cause all present and future Covered Companies and any successors of the Covered Companies to be bound to the terms and conditions of this Agreement, and each covenants and agrees to assume and perform the Covered Companies' obligations hereunder. Failure of any such successor company to assume the obligations of the Covered Companies under this Agreement will constitute a breach of this Agreement by the Guez Group.

          5.2.2 IN CONNECTION WITH PURCHASE OF SHARES. Each member of the Guez Group understands that the Shares have not been registered under the Securities Act and that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations contained in this Agreement. Each member of the Guez Group hereby represents, warrants and covenants as follows:

               (a) ECONOMIC RISK. Each have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Tag-It so that it is capable of evaluating the merits and risks of its investment in Tag-It and has the capacity to protect its own interests. Holder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Holder might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. It is acquiring the Shares for their own account for investment only, and not with a view towards their distribution.

               (c) PROTECT THEIR INTEREST. Guez and Azteca represent that by reason of their, or of their managements' business or financial experience, Guez and Azteca have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement. Further, Guez and Azteca are aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

               (d) ACCREDITED INVESTOR. Each represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) COMPANY INFORMATION. It has had an opportunity to discuss Tag-It's business, management and financial affairs with directors, officers and management of Tag-It and has had the opportunity to ask questions of and receive answers from Tag-It and its management regarding the terms and conditions of this investment. The foregoing, however, does not limit or modify the representations and warranties of Tag-It in
                    Section 5.1 of this Agreement or the right of Guez and Azteca to rely thereon.

               (f) RULE 144. Guez and Azteca acknowledge and agree that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Guez and Azteca has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Tag-It, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) LEGEND. The certificates representing the Shares will bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

6.   NON-SOLICITATION.

     6.1 Both during the Term of this Agreement and for the one (1) year following termination for any reason of this Agreement, (i) each member of the Guez Group and each of the Covered Companies agrees that it shall not solicit, divert, take away, or attempt to solicit, divert, or take away any of Tag-It's employees, except that if the Agreement is terminated for reasons other than the breach of the Guez Group, then the Guez Group may immediately hire any Tag-It employee who was an employee of the Guez Group on the Effective Date and (ii) Tag-It agrees that, except as approved by Hubert Guez, it shall not solicit, divert, take away, or attempt to solicit, divert, or take away any of the Guez Group's employees.

7.   CONFIDENTIAL INFORMATION.

     7.1 Each party acknowledges and agrees that it may have access to information, including, but not limited to, pricing information, intellectual property, trade secrets, business information, ideas and expressions, which are proprietary to and/or embody the substantial creative efforts of the other party ("CONFIDENTIAL INFORMATION"). The parties agree that Confidential Information will remain the sole and exclusive property of the disclosing party ("DISCLOSING PARTY"), and the receiving party ("RECEIVING PARTY") agrees to maintain and preserve the confidentiality of such information, including, but without limitation, taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own confidential information. All materials and information disclosed by either party to the other will be presumed to be Confidential Information and will be so regarded by the Receiving Party unless, the Receiving Party can prove that the materials or information are not Confidential Information. For the purposes of this section:

     7.2 The parties agree that the Confidential Information will be disclosed for use by the Receiving Party only for the limited and sole purpose of carrying out the terms of this Agreement.

     7.3 The Receiving Party agrees not to disclose or permit any other person or entity access to the Confidential Information, except that such disclosure will be permitted to an employee, agent, representative or independent contractor of the Receiving Party requiring access to the same.

     7.4 The Receiving Party agrees (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the Disclosing Party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Agreement.

     7.5 Confidential Information will exclude any information that (i) has been or is obtained by the Receiving Party from a source independent of the Disclosing Party and not receiving such information from the Disclosing Party, (ii) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Disclosing Party or its personnel, or
          (iii) is independently developed by the Receiving Party without reliance in any way on the Confidential Information provided by the Disclosing Party; or (iv) the Receiving Party is required to disclose under judicial order, regulatory requirement, or statutory requirement, provided that the Receiving Party provides written notice and an opportunity for the Disclosing Party to take any available protective action prior to such disclosure.

8.   INDEMNIFICATION.

     8.1 TAG-IT'S INDEMNIFICATION. Tag-It hereby agrees to indemnify, defend, and hold the Covered Companies harmless from any claims, losses, liabilities, causes of action and costs (including reasonable attorneys' fees) arising from, or on account of, or related to the material breach by Tag-It of its obligations, representations and warranties hereunder.

     8.2 THE GUEZ GROUP INDEMNIFICATION. Each member of the Guez Group hereby agrees on their own behalf and to cause the Covered Companies to jointly and severally indemnify, defend, and hold Tag-It harmless from any claims, losses, liabilities, causes of action and costs (including reasonable attorneys' fees) arising from, or on account of, or related to any material breach by Guez Group or any Covered Company of its obligations, representations and warranties hereunder.

9.   GENERAL.

     9.1 GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof. The parties agree and Guez specifically agrees on behalf of each Covered Company that jurisdiction over and venue in any legal proceeding arising out of or relating to this Agreement will exclusively be in the state or federal courts located in California.

     9.2 ENTIRE AGREEMENT. This Agreement, including the Schedules attached thereto, and the Voting Agreement, Investor Rights Agreement and Right of First Refusal and Sale Agreement in the forms attached hereto as exhibits constitute the entire agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of the agreement will be valid unless in writing and signed by an authorized representative of each party.

     9.3 ASSIGNMENT. This Agreement may not be assigned by the Covered Companies to any other person, firm, or entity without the express written approval of Tag-It and any attempt at assignment in violation of this section will be null and void.

     9.4 NOTICES. All legal notices required or permitted hereunder will be given in writing addressed to the respective parties as set forth below and will either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally recognized private express courier, and will be deemed to have been given on the date of receipt if delivered personally, or three (3) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section. The addresses for the parties are as follows:

          TAG-IT PACIFIC, INC.            GUEZ GROUP C/O
          3820 South Hill St.             AZTECA PRODUCTION INTERNATIONAL, INC.
          Los Angeles, CA 90037           5804 E. Slauson Ave.
          Attn:  Colin Dyne               Commerce, CA 90040
          Fax Number:  (323) 231-7039     Attn:  Deborah Greaves, Esq.
                                          Fax Number:

          WITH COPIES TO:
          Troop Steuber Pasich Reddick & Tobey, LLP
          2029 Century Park East, 24th Floor
          Los Angeles, CA 90067-3010
          Attn:  Murray Markiles
          Fax Number:  (310) 728-2233

     9.5 RIGHTS TO INJUNCTIVE RELIEF. All parties acknowledge that remedies at law may be inadequate to provide full compensation in the event of a material breach relating to either party's obligations, representations, and warranties hereunder, and the non-breaching party will therefore be entitled to seek injunctive relief in the event of any such material breach.

     9.6 FORCE MAJEURE. No party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party's reasonable control (such as war, riot, insurrection, rebellion, strike, lockout, unavoidable casualty, or damage to personnel, material or equipment, fire, flood, storm, earthquake, tornado, or any act of God) and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the event. However, if a force majeure event detrimentally affects a party's performance of a material covenant set forth herein, the other party can immediately terminate this Agreement.

     9.7 ARBITRATION. With the exception of the parties right to pursue injunctive relief hereunder, the parties agree that any dispute or claim in law or equity arising out of this Agreement shall be decided by neutral, binding arbitration and not by court action, except as provided by California law for judicial review of arbitration proceedings. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association
          (AAA). The parties to an arbitration may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the CALIFORNIA CODE OF CIVIL PROCEDURE. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with CODE OF CIVIL PROCEDURE ss.

          1283.05. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen.

          BY SIGNING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

     9.8 WAIVER. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

     9.9 HEADINGS. The headings to the Sections and Schedules of this Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

     9.10 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement will be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     9.11 SEVERABILITY. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

     9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

     9.13 COOPERATION IN DRAFTING. All parties have cooperated in the drafting and preparation of this Agreement, and it will not be construed more favorably for or against any party.

     9.14 ATTORNEY'S FEES. Should either party hereto initiate a legal or administrative action or arbitration proceeding (an "ACTION") to enforce any of the terms or conditions of this Agreement, the prevailing party (as determined by the court, arbitrator or other fact-finder) will be entitled to recover from the losing party all reasonable costs of the Action, including without limitation attorneys' fees and costs.

     9.15 SURVIVAL. Sections 5, 6, 7, 8 and 9 will survive termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                    TAG-IT PACIFIC, INC.

                                    By:    /S/ COLIN DYNE
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------


                                    AZTECA PRODUCTION INTERNATIONAL, INC.

                                    By:    /S/ HUBERT GUEZ
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------


                                    HUBERT GUEZ

                                    By:    /S/ HUBERT GUEZ
                                         -------------------------------------


                                    PAUL GUEZ

                                    By:    /S/ PAUL GUEZ
                                         -------------------------------------

                                    AZT INTERNATIONAL SA D RL

                                    By:    /S/ HUBERT GUEZ
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------


                                    COMMERCE INVESTMENT GROUP, LLC

                                    By:    /S/ HUBERT GUEZ
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------

                                  SCHEDULE 1.1
                              PRODUCTS AND PRICING

     The Products to be sold by Tag-It shall be all trim items and packaging items as may generally be offered by Tag-It to its customers from time to time. The prices for the Products shall be as specified in writing by Tag-It to the Covered Companies from time to time during the term.

                                  SCHEDULE 1.6
                               PURCHASED INVENTORY

     $3,960,000 of inventory located as of the date hereof at the Covered Companies' warehouse facilities in Commerce, CA as has been previously identified in writing by the parties.